UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

PART I

NOTIFICATION

This Form 1-K is to provide an [X] Annual Report OR [  ] Special Financial Report

for the fiscal year ended December 31, 2017

Business Lines Corp.

Exact name of issuer as specified in the issuer’s charter

Delware	82-2164340
Jurisdiction of incorporation/organization	I.R.S. Employer Identification Number

2195 Arthur Avenue

Elk Grove Village, IL 60007

Address of principal executive offices

773-724-1313

Telephone number

Up to 3,000,000 Common Shares
Minimum purchase: 100 Common Share ($500)

securities issued pursuant to Regulation A

Summary Information Regarding Prior Offerings and Proceeds

The following information must be provided for any Regulation A offering that has terminated or completed prior to the filing of this Form 1-K, unless such information has been previously reported in a manner permissible under Rule 257. If such information has been previously reported, check this box [  ] and leave the rest of Part I blank.

Not applicable

PART II

INFORMATION TO BE INCLUDED IN REPORT

Item 1. Business

Forward-Looking Statements

This annual report contains forward-looking statements. The Securities and Exchange Commission (the “Commission”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This annual report and other written and oral statements that we make from time to time may contain forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

The factors described herein and other factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all such factors. Further, we cannot assess the impact of each factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Description of Business

Business Lines Corp. (the “Company” or “Business Lines”) (“we”, “our”, “us”, the “Company”) is an “emerging growth company) was incorporated in the State of Delaware on July 12, 2017. Business Lines principal executive offices are located at 2195 Arthur Avenue, Elk Grove Village, IL 60007. Business Lines will execute its business plan by starting its Chicago based trucking network to compete with major US trucking operators, and offer a product that will increase its attractiveness to shippers of every size.   This expansion will include a system of local delivery and long haul operations serving major metropolitan areas around the US utilizing an advanced trucking fleet and sort facilities along with established routes and customers acquired through consolidation, buyouts, and increased marketing campaigns.

The main trucking operation and headquarters will be located in the Chicago, IL – with a secondary hub will open in Philadelphia, PA.  The company’s dry vans will provide local service to/from sort facilities - which connect to other major markets via long haul tractor-trailer transport.  The result is an efficient hub and well-organized trucking network. Whether the demand is for local or long haul service - this new network will provide cost effective logistics for customers through very efficient truckload and less than truckload (LTL) operations throughout North America.

Our goal is to achieve 100% guaranteed service and satisfaction to all deliveries entrusted into our care.

Business Lines will incorporate a continuous transport model of business to combat the duty time issue experienced by most operators.  For example - a truck operator will drive a load from Chicago to Atlanta with cargo heading to Dallas thereafter.  The Atlanta shipment will be unloaded at a distribution center for local delivery.  This trailer will then be filled to capacity with additional shipments heading to the Dallas metro area.  With mandatory rest required for the original driver – a fresh driver will continue the delivery to the destination without delay or effect on scheduled service.   This model can easily be adopted with the strategic locations of current and planned distribution/sort facilities – allowing for nationwide continuous operations 24/7 if desired.   Furthermore – with distribution/sort facilities located

at strategic locations throughout the US – Business Lines can provide a highly cost-effective solution to those shippers looking to utilize LTL services.  With local delivery, long haul, and sort operations in house – the company can accept much smaller loads from shippers – while achieving necessary load capacities for cost efficient transport.  This will open and tap into a large market potential – currently dominated by industry leaders like UPS and FedEx.

Business Lines is well positioned to capitalize on the explosive growth expected in the LTL and truckload shipping market. Business Lines hopes to meet this demand by continuing its overall strategy:  to provide high standard of transportation services and competitive pricing.

Emerging Growth Company Status

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

●

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of our systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●

An exemption from complying with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5, 2012, unless the Commission determines otherwise; and

●	Reduced disclosure of executive compensation.

We will cease to be an “emerging growth company” upon the earlier of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, if any (iii) the date on which we have, during the previous three-year period, issued more than $1 billion of non-convertible debt, or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of such extended transition period and, as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Employees:

Currently, the company does not have any full-time employees. The company may hire a number of employees as needed to support development efforts.

Bankruptcy, Receivership or Similar Proceedings

None.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

We have generated modest revenue since our inception of $359,916, and sustained net profit of $1,148 for year ended December 31, 2017 and for the period from July 12, 2017 (inception) to December 31, 2017, respectively.

During the year ended December 31, 2017, our operating expenses consisted of $ 138,826 in general and administrative expenses and $219,942 cost of review.

During the year ended December 31, 2017, we incurred a net profit of $1,148.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of December 31, 2017, we had $383 in cash and assets of $182,688, current and total liabilities of $181,440, and a total liability and shareholders’ equity of $182,688.

During the year ended December 31, 2017, we spent $358,800 in net cash on operating activities, substantially all of our spending during the year ended December 31, 2017 was attributable to our operation.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported only a small amount of accumulated earnings as of December 31, 2017. To date, the operations of the business have been financed principally from related parties and external borrowings.

In view of the matters described, there is substantial doubt as to the Company's ability to continue as a going concern without a significant infusion of capital. We anticipate that we will have to raise capital to fund operations over the next 12 months. To the extent that we are required to raise additional funds to grow the business, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing will involve substantial dilution to existing investors.

Item 3. Directors and Officers

Directors, Executive Officers and Significant Employees

As of the date of this annual report, the names, ages and positions of our executive officers, directors and significant employees are as follows. Our directors are elected to serve until our next annual meeting of stockholders and until their successors have been elected and qualified. Our officers are appointed to serve until the meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and qualified.

Name	Position	Date of First
Appointment
Vladislav Gasnikov	Chief Executive Officer Director	July 12, 2017

Vladislav Gasnikov/CEO

Mr. Gasnikov is a retired military officer. He headed transportation operations for BMW, and was the manager of assembly production of Renault in Europe. Mr. Gasnikov was the head of the logistics department for BMW outsourcing and has years of experience in connecting logistical demands. He founded VLAD with one truck and grew it current fleet of 53 dry vans and 80 dry commodity trailers. Mr. Gasnikov is dissolving VLAD to focus 100% of his time in Business Lines growth, and the company has no plan to purchase VLAD assets nor from Mr. Gasnikov.

Compensation of Directors and Executive Officers

The following table sets forth information about the annual compensation of each of our three highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Vladislav Gasnikov	CEO, Director	$60,000	-0-	$60,000

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans. We will start compensating our CEO Mr. Vladislav Gasnikov with a fixed annual salary of $60,000 post offering.

Item 4. Security Ownership of Management and Certain Securityholders

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	of class
owner (1)	ownership (2)	acquirable	(3)
Vladislav Gasnikov	15,000,000	-0-	100%
All directors and officers as a group (1 person)		-0-	100%

(1)	The address of those listed is 2195 Arthur Avenue, Elk Grove Village, IL 60007
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 15,000,000 shares outstanding as of this filing.

Item 5. Interest of Management and Others in Certain Transactions

None

Item 6. Other Information

None

Item 7. Financial Statements

BUSINESS LINES CORPORATION

(a Delaware corporation)

Audited Financial Statements

For the period of July 12, 2017 (inception)

through December 31, 2017

IndigoSpire
CPAs & ADVISORS

INDEPENDENT AUDITOR'S REPORT

March 5, 2018

To: Board of Directors, Business Lines Corp.
Attn: Vladislav Gasnikov

Re: 2017 Financial Statement Audit

We have audited the accompanying financial statements of Business Lines Corp. (a corporation organized in the State of Delaware) (the "Company"), which comprise the balance sheets as of December 31, 2017, and the related statements of income, retained earnings, and cash flows for the period from July 12, 2017 (inception) through December 31, 2017, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period of July 12, 2017 (inception) through December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in the Notes to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital. Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC
Aurora, Colorado

BUSINESS LINES CORP.

BALANCE SHEET

As of December 31, 2017

See the accompanying Independent Auditor's Report and Notes to the Financial Statements

ASSETS		
Current Assets:		
Cash and cash equivalents	$	383
Total Current Assets		383
Non-current Assets:		
Fixed Assets, net of depreciation		182,306
Total Non-current Assets		182,306
TOTAL ASSETS	$	182,688
LIABILITIES AND STOCKHOLDERS' DEFICIT		
Liabilities:		
Current Liabilities:		
Accounts payable	$	0
Total Liabilities		0
Non-current Liabilities:		
Vehicle financing payable		181,440
TOTAL LIABILITIES		181,440
Commitments and Contingencies		
Stockholders' Equity:		
Common Stock, $0.0001 par, 100,000,000 shares authorized, 15,000,000 shares issued		1,500
Additional paid-in capital		(1,400)
Retained Earnings		1,148
Total Stockholders' Equity		1,248
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$	182,688

BUSINESS LINES CORP.

STATEMENT OF OPERATIONS

From July 12, 2017 (inception) to December 31, 2017

See the accompanying Independent Auditor's Report and Notes to the Financial Statements

Revenues	$	359,916
Cost of revenues		219,942
Gross Profit (Loss)		139,974
Operating Expenses:		
General and administrative		47,920
Sales and marketing		256
Truck Rent Expenses		90,650
Total Operating Expenses		138,826
Operating Income		1,148
Provision for Income Taxes		0
Net Income	$	1,148

BUSINESS LINES CORP.

STATEMENT OF OPERATIONS

From July 12, 2017 (inception) to December 31, 2017

See the accompanying Independent Auditor's Report and Notes to the Financial Statements

	Common Stock				
	Number of Shares	**Par Value**	**Additional Paid-In Capital**	**Accumulated Earnings**	**Total Stockholders' Equity (Deficit)**
July 12, 2017 (Inception)					
Issuance of common stock to founder	15,000,000	$ 1,500	$ (1,400)	$ 0	$ 100
Net Income	0	0	0	1,148	0
Balance as of December 31, 2017	15,000,000	$1,500	$(1,400)	$ 1,148	$1,248

BUSINESS LINES CORP.

STATEMENT OF OPERATIONS

From July 12, 2017 (inception) to December 31, 2017

See the accompanying Independent Auditor's Report and Notes to the Financial Statements

Cash Flows From Operating Activities	
Net Income/(Loss)	$ 1,148
Adjustments to reconcile net loss to net cash used in operating activities:	
Changes in operating assets and liabilities:	
Adjustments to balance sheet accounts	0
Net Cash Used In Operating Activities	1,148
Cash Flows From Investing Activities	
Purchase of property and equipment	(182,306)
Net Cash Used In Investing Activities	(182,306)
Cash Flows From Financing Activities	
Proceeds from Loans on vehicles	181,440
Issuance of common stock	100
Net Cash Provided By Financing Activities	181,540
Net Change In Cash and Cash Equivalents	0
Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$ 383
Supplemental Disclosure of Cash Flow Information	
Cash paid for interest	$ 0
Cash paid for income taxes	0

BUSINESS LINES CORP.
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2017
See the accompanying Independent Auditor's Report

Note 1. Organization, History and Business

Business Lines Corp. ("the Company") was incorporated in Delaware on July 12, 2017. The Company was established for the purpose of providing transportation and trucking services. The Company uses an accounting calendar year end of December 31. These financial statements cover a period of July 12, 2017 (inception) through December 31, 2017.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America ("US GAAP").

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers' outstanding balances, less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718"). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, "Equity-Based Payments to Non-Employees." Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Earnings/Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, *"Earnings per Share."* Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share have not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business segments

ASC 280, *"Segment Reporting"* requires use of the *"management approach"* model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2017.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3. Income Taxes

Deferred income tax assets and liabilities are computed for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net income is materially the same as the statutory rate

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of December 31, 2017.

The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period July 12, 2017 (inception) through December 31, 2017, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Delaware state jurisdiction. We are not currently involved in any income tax examinations.

Note 4. Related Party Transactions

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On July 12, 2017 the Company issued 15,000,000 of its authorized common stock to Vladislav Gasnikov as consideration for $100.

Note 5. Stockholders' Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of December 31, 2017 the Company had 15,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has a loan payable associated with vehicle(s) in the amount of $181,540.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income Per Share

Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table sets for the computation of basic and diluted earnings per share for the period ended December 31, 2017.

		12/31/2017
Net Loss	**$**	**$1,148**
Weighted-average common shares outstanding basic:		15,000,000
Net loss per share		
Basic		**0.000**
Diluted		**0.000**

Note 8. Going Concern

Note 9. Subsequent Events

Management has evaluated the events of the Company as of March 5, 2018 and no subsequent events require additional disclosure or presentation.

SIGNATURES

Pursuant to the requirements Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Business Lines Corp.
/s/ Vladislav Gasnikov
By:
Name:	Vladislav Gasnikov
Title:	Chief Executive Officer and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Vladislav Gasnikov		July 17, 2018
Vladislav Gasnikov
Director and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)